                                                                   Exhibit 4


     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

REGISTERED                          TRW INC.                       REGISTERED
----------                    MEDIUM-TERM NOTE, SERIES C           ----------
                                 (GLOBAL NOTE)
Number ______________                                    Cusip ______________

     If applicable, the "Total Amount of OID," "Yield to Maturity" and "Initial Accrual Period OID" (computed under the approximate method) below will be completed solely for the purposes of applying the United States Federal income tax original issue discount ("OID") rules.

/  / Floating Rate Note       /  / Fixed Rate Note    /  / Specified Currency:    /  / U.S. Dollars
                                                                                  /  / Other: ________________
Original Issue Date:
                     --------------------------
                                                       Authorized  Denominations:  ___________________   (Only
Principal Amount:                                      applicable  if Specified  Currency is  other  than U.S.
                  -----------------------------        Dollars)


Issue Price:                                           Total Amount of OID:
             ----------------------------------                             --------------------------------

Maturity Date:                                         Yield to Maturity:
               --------------------------------                           ----------------------------------

Interest Rate:                                         Initial Accrual Period OID:
               --------------------------------                                    -------------------------

Interest Payment Period:                               Interest Payment Dates:
                         ----------------------                                -----------------------------

Index:
      -----------------------------------------


Redemption         Redemption        Sinking Fund       Sinking Fund       Repayment         Repayment
-----------        ----------        ------------       ------------       ---------         ---------
Date (s)           Price(s)          Date(s)            Price(s)           Date(s)           Price(s)
--------           --------          -------            --------           -------           ---------
_____________      _____________     _____________      _____________      _____________     _____________

_____________      _____________     _____________      _____________      _____________     _____________

_____________      _____________     _____________      _____________      _____________     _____________

_____________      _____________     _____________      _____________      _____________     _____________


Other Provisions:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                ONLY APPLICABLE IF THIS IS A FLOATING RATE NOTE:

Initial Interest Rate: _______________________         Spread (plus or minus): ____________________

Base Rate: ______________________________              Spread Multiplier: _________________________

Index Maturity: ___________________________            Maximum Interest Rate: ____________________

Interest Reset Period: _____________________           Minimum Interest Rate: ____________________

Interest Reset Dates: _____________________            Calculation Agent: ________________________


         This Note is a Registered Note of TRW Inc., an Ohio corporation (the "Company"). This note is one of a series of Securities (as defined on the attachment hereto) issued under the Indenture referred to on the attachment hereto designated as Medium-Term Notes, Series C (the "Notes"). Subject to the provisions hereof, the Company, for value received, hereby promises to pay to:

____________________________________________________________________________, or

____________________________________________________________________________

registered assigns, the principal sum of:

_______________________________________________________________

(Specified Currency) on the Maturity Date shown above and to pay premium, if any, and interest, if any, thereon, as described on the attachment hereto.

         The principal of (and premium, if any) and interest on this Note are payable by the Company in such coin or currency of the United States of America (or other Specified Currency as provided in this Note) as at the time of payment shall be legal tender for the payment of public and private debts.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE ATTACHMENT HERETO, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, TRW Inc. has caused this Note to be duly executed under its corporate seal.

                                      TRW INC.,
                                      an Ohio corporation

                                      By: ______________________________________
         [Seal]

                                      By: ______________________________________

          _________________________________________________________

                        CERTIFICATE OF AUTHENTICATION


         This is one of the Notes issued under the within-mentioned Indenture.


Dated: _________________________

                                      THE CHASE MANHATTAN BANK
                                      (National Association),
                                      as Trustee and Authenticating Agent

                                      By: ______________________________________
                                              Authorized Signatory

                                    TRW INC.
                           MEDIUM-TERM NOTE, SERIES C

 1. This Note is one of the Medium-Term Notes, Series C (herein called the "Notes") of the Company that is among the duly authorized debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company, all such Securities issued and to be issued under an Indenture dated as of May 1, 1986, as amended by the First Supplemental Indenture dated as of August 24, 1989, between the Company and The Chase Manhattan Bank (National Association), as successor Trustee to Mellon Bank, N.A. (herein called the "Indenture"), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitations of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee, any agent of the Trustee and the Paying Agent for each series of Securities and of the Company, and the terms upon which the Securities are issued and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. The Notes of this series may be issued at various times with different maturity dates and different principal repayment provisions, may be issued as global Notes in registered form ("Global Notes") or definitive Notes in registered form without coupons attached ("Certificated Notes"), may bear interest at different rates, may be payable in different currencies and may otherwise vary, all as provided in the Indenture.

 2.A.    The principal of (and premium, if any) and interest, if any, on this
Note are payable by the Company in such coin or currency specified on the face hereof as at the time of payment shall be legal tender for the payment of public and private debts (the "Specified Currency"). Principal and interest will be determined with reference to such rate, formula, index, including commodity prices or equity indices, or method of calculation shown on the face hereof. If the maturity (or date of redemption or repayment) of this Note falls on a day that is not a Business Day (as defined below), the payment of interest and principal (and premium, if any) will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such maturity, redemption or repayment date, as the case may be and such Business Day shall be considered the day such payments are due for all purposes of this Note.

   B. The Regular Record Date with respect to any Interest Payment Date (as defined below) shall be the date 15 calendar days immediately preceding such Interest Payment Date, whether or not such date shall be a Business Day (as defined below). Interest which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date; PROVIDED, HOWEVER, that interest payable on the Interest Payment Date occurring at Maturity will be paid to the person to whom principal shall be payable; PROVIDED, FURTHER, that the first payment of interest on any Note with an Original Issue Date between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner of this Note at the close of business on such next succeeding Regular Record Date. Notwithstanding the foregoing, any interest that is payable but not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered Holder thereof on such Regular Record Date, and may be paid to the person in whose name such Note is registered on the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof having been given to the Holder of such Note not less than 30 days prior to the date of the proposed payment, or may be paid at any time and in any other lawful manner, as more fully provided in the Indenture. "Business Day" means any day, other than a Saturday or Sunday, that meets each of the following applicable requirements: the day is (a) not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York and (b) if this Note is denominated in a Specified Currency other than U.S. Dollars, (i) not a day on which banking institutions are authorized or required by law or regulation to close in the major financial center of the country issuing the Specified Currency (which in the case of ECU shall be as determined by the ECU Banking Association in Paris) and (ii) a day on which banking institutions in such financial center are carrying out transactions in such Specified Currency and (c) with respect to LIBOR Notes, a London Banking Day. "London Banking Day" means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market. In connection with any calculations of the rate of interest hereon, all percentages will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point being rounded up), and all currency or currency unit amounts used and resulting from such calculations on the Notes will be rounded to the nearest one-hundredth of a unit (with five one-thousandths of a unit being rounded up) and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent, with half-cent rounded up.

   C. If this is a Fixed Rate Note, the Company promises to pay interest on the principal amount at the rate per annum shown on the face hereof until the principal amount hereof is paid or made available for payment. The Company will pay interest on April 15 and October 15 of each year or on the dates otherwise specified on the face hereof (each an "Interest Payment Date"), commencing with the Interest Payment Date immediately following the Original Issue Date shown on the face hereof, and at Maturity. If any Interest Payment Date falls on a day that is not a Business Day, the interest payment shall be made on the next day that is a Business Day, and no interest on such payment shall accrue for the period from and after the Interest Payment Date. Interest shall accrue from and including the most recent Interest Payment Date or, if no interest has been paid or duly provided for, from and including the Original Issue Date shown on the face hereof, to but excluding the Interest Payment Date. The amount of such interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. Notwithstanding the foregoing, periodic payments of interest will not be made in respect of a Note for which the interest rate is zero (a "Zero-Coupon Note").

   D. If this is a Floating Rate Note, the Company promises to pay interest on the principal amount at the rate per annum equal to the Initial Interest Rate shown on the face hereof until the first Interest Reset Date shown on the face hereof following the

Original Issue Date specified on the face hereof and thereafter at a rate determined in accordance with the provisions below under the heading "Determination of Commercial Paper Rate," "Determination of LIBOR," "Determination of Federal Funds Rate," "Determination of CMT Rate," "Determination of Prime Rate," or "Determination of Treasury Rate" depending upon whether the Base Rate specified on the face hereof is Commercial Paper Rate, LIBOR, Federal Funds Rate, CMT Rate, Prime Rate or Treasury Rate or at a rate determined with reference to such other interest rate, formula, index, including commodity prices or equity indices, or method of calculation shown on the face hereof, until the principal hereof is paid or duly made available for payment. The Company will pay interest monthly, quarterly, semi-annually or annually as specified on the face hereof opposite "Interest Payment Period", commencing with the first Interest Payment Date specified on the face hereof next succeeding the Original Issue Date, and at Maturity. Unless otherwise provided on the face hereof, the dates on which interest will be payable (each an "Interest Payment Date") will be, in the case of Floating Rate Notes with a daily, weekly or monthly Interest Payment Period, the third Wednesday of each month or on the third Wednesday of March, June, September and December; in the case of Floating Rate Notes with a quarterly Interest Payment Period, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes with a semi-annual Interest Payment Period, the third Wednesday of the two months specified on the face hereof; and in the case of Floating Rate Notes with an annual Interest Payment Period, the third Wednesday of the month specified on the face hereof; PROVIDED, HOWEVER, that if an Interest Payment Date would fall on a day that is not a Business Day, such Interest Payment Date shall be the following day that is a Business Day, except that if the Base Rate is LIBOR and such following day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day.
    The interest payable on a Floating Rate Note (except in the case of a Floating Rate Note that resets daily or weekly) on each Interest Payment Date shall be the amount of interest accrued from and including the Original Issue Date shown on the face hereof or from and including the last date in respect of which interest has been paid or duly provided for, to but excluding such Interest Payment Date. The interest payable at Maturity shall be the amount of interest accrued from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the date of Maturity. Such accrued interest will be calculated by multiplying the principal amount hereof by an accrued interest factor. This accrued interest factor shall be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day shall be computed by dividing the interest rate applicable to such day by 360 or by the actual number of days in the year, in case the Base Rate is the Treasury Rate or the CMT Rate. If this is a Floating Rate Note, the interest rate in effect on each day will be (a) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date subject in either case to any adjustment by a Spread or Spread Multiplier and to any Maximum or Minimum Interest Rate limitation; PROVIDED, HOWEVER, that (i) the interest rate in effect from the Original Issue Date to the first Interest Reset Date shall be the Initial Interest Rate and (ii) the interest rate in effect for the ten calendar days immediately prior to Maturity shall be that in effect on the tenth calendar day preceding Maturity. Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof. In addition, the interest rate hereon shall in no event be higher than the maximum rate, if any, permitted by New York law as the same may be modified by United States law of general application. Commencing with the first Interest Reset Date specified on the face hereof following the Original Issue Date and thereafter upon each succeeding Interest Reset Date specified on the face hereof, the rate at which interest on a Floating Rate Note is payable shall be adjusted as specified on the face hereof opposite Interest Reset Period; PROVIDED, HOWEVER, that if any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that if the Base Rate is LIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day; FURTHER, PROVIDED, that if the Base Rate is the Treasury Rate and resets weekly and the normally scheduled Treasury auction is not on a Monday, the Interest Reset Date shall be as provided below.
    The Interest Determination Date pertaining to an Interest Reset Date if the Base Rate is the Commercial Paper Rate, the Federal Funds Rate, the CMT Rate, or the Prime Rate will be the second Business Day next preceding such interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date if the Base Rate is LIBOR will be the second London Banking Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date if the Base Rate is the Treasury Rate will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.
If an auction falls on a day that is an Interest Reset Date, such Interest Reset Date will be the next following Business Day.
    Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest shall be the rate determined in accordance with the provisions of the applicable heading below.
    DETERMINATION OF COMMERCIAL PAPER RATE. If the Base Rate indicated on the face hereof is the Commercial Paper Rate, the interest rate shall equal (a) the Money Market Yield (as defined herein) on the Interest Determination Date of the rate for commercial paper having the Index Maturity specified on the face hereof (1) as published in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System, under the heading "Commercial Paper," or (2) if such rate is not so published in either H.15(519) or the Composite Quotations by 9:00 a.m., New York City time, on the Calculation Date (as defined below) pertaining to such Interest Determination Date, then as published in Composite Quotations under the heading "Commercial Paper" or (b) if such rate is not published by 3:00 p.m., New York City time on such Calculation Date, the Money Market Yield of the arithmetic mean, as calculated by the Calculation Agent, of the offered rates, as of 11:00 a.m., New York City time on such Interest Determination Date, of three leading dealers of commercial paper in The City of New York, selected by the Calculation Agent, for commercial paper of the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if such dealers are not quoting as mentioned above, the interest rate in effect hereon shall be the interest rate in effect hereon on such Interest Determination Date.
    "Money Market Yield," expressed as a percentage, shall be the yield calculated in accordance with the following formula:

                                        D x 360
              Money Market Yield = ------------------------ x 100
                                       360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper, quoted on a bank-discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.
    DETERMINATION OF LIBOR. If the Base Rate indicated on the face hereof is LIBOR, with respect to LIBOR indexed to the offered rates for U.S. Dollar deposits, the interest rate shall be either: (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following such Interest Determination Date, that appear on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or
(b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement, the rate for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following such Interest Determination Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date; PROVIDED, HOWEVER, that if fewer than two offered rates appear (if "LIBOR Reuters" is specified in the applicable Pricing Supplement) or no rate appears (if "LIBOR Telerate" is specified in the applicable Pricing Supplement), the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following such Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount of not less than $1,000,000 (or the equivalent in the Index Currency, if the Index Currency is not the U.S. dollar) that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M. (or such other time specified in the applicable Pricing Supplement), in the applicable principal financial center for the country of the Index Currency on such Interest Determination Date, by three major banks in such principal financial center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable Pricing Supplement and in a principal amount of not less than $1,000,000 commencing on the second London Banking Day immediately following such Interest Determination Date (or the equivalent in the Index Currency, if the Index Currency is not the U.S. dollar) that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR in effect for the applicable period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest
Reset Period, the rate of interest payable on the LIBOR Notes for which LIBOR is being determined shall be the Initial Interest Rate).
    "Index Currency" means the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable Pricing Supplement, the Index Currency shall be U.S. dollars.
    "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated in the applicable Pricing Supplement, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is designated in the applicable Pricing Supplement, the display on the Dow Jones Telerate Service for the purpose of displaying the London Interbank rates of major banks for the applicable Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the U.S. Dollar is the Index Currency, Page 3750) had been specified.
    DETERMINATION OF FEDERAL FUNDS RATE. If the Base Rate indicated on the face hereof is the Federal Funds Rate, the interest rate shall be the rate on such date for Federal funds, as published in H.15(519) under the heading "Federal Funds (Effective)" or if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in the Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal funds, as of 9:00 A.M., New York City time, on such Interest Determination Date, arranged by three leading brokers of Federal funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the Federal Funds Rate in effect for the applicable period will be the same as the Federal Funds Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Federal Funds Rate Notes for which such Federal Funds Rate is being determined shall be the Initial Interest
Rate).
    DETERMINATION OF PRIME RATE. If the Base Rate indicated on the face hereof is the Prime Rate, the interest rate shall be the rate set forth in H.15(519) for such date opposite the caption "Bank Prime Loan." If such rate is not yet published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Prime Rate for such Interest Determination Date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen USPRIME1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Interest Determination Date as quoted on the Reuters Screen USPRIME1
Page on such Interest Determination Date, or, if fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Interest Determination Rate, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by at least two of the three major money center banks in the City of New York selected by the Calculation Agent from which quotations are requested. If fewer than two quotations are provided, the Prime rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates in the City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S. $500 million and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to quote such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting as set forth above, the "Prime Rate" in effect for the applicable period will be the same as the Prime Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Prime Rate Notes for which such Prime Rate is being determined shall be the Initial Interest Rate). "Reuters Screen USPRIME1 Page" means the display designated as Page USPRIME1 on the Reuters Monitor Money Rates Services (or such other page as may replace the USPRIME1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).
    DETERMINATION OF TREASURY RATE. If the Base Rate indicated on the face hereof is the Treasury Rate, the interest rate shall be the rate for the auction held on such date of direct obligations of the United States ("Treasury Bills") having the Index Maturity designated in the applicable Pricing Supplement, as published in H.15(519) under the heading "Treasury Bills - auction average (investment)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate on such Interest Determination Date (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity designated in the applicable Pricing Supplement are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held on such Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) calculated using the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, the Treasury Rate for such Interest Reset Date will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Treasury Rate Notes for which the Treasury Rate is being determined shall be the Initial Interest Rate).
    DETERMINATION OF CMT RATE. If the Base Rate indicated on the face hereof is the CMT Rate, the interest rate shall be the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption " ...Treasury Constant Maturities ... Federal Reserve Board Release H.15 ...Mondays Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such Interest
Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or, if not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for the Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury notes") with an original maturity of approximately the Designated CMT Maturity Index and remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury note quotations, the CMT Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for Treasury notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If three or four (and not five) of such Reference Dealers are quoting as described above then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT rate for such Interest Reset Date will be the same as the CMT Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the CMT Rate Notes for which the CMT Rate is being determined shall be the Initial Interest
Rate). If two Treasury notes with an original maturity as described in the third preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.
    "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated in an applicable Pricing Supplement (or any other page as may replace such page on that service, for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.
    "Designated CMT Maturity Index" shall be the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in an applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be two years.

3.A.     Payments in U.S. Dollars of interest (other than interest payable at
Maturity) on Notes will be made (except as specified below) by mailing a check to the Holder at the address of the Holder appearing on the Security Register (as defined in the Indenture) on the applicable Record Date (or, in the case of Global Notes, by wire transfer to The Depository Trust Company, as depository, or such other depository as is specified in the applicable Pricing Supplement, or its nominee). Notwithstanding the foregoing, a Holder of U.S. $10,000,000 or more in aggregate principal amount of Certificated Notes of like tenor and terms (or a Holder of the equivalent thereof in a Specified Currency other than U.S. Dollars as determined by the Exchange Rate Agent on the basis of the Market Exchange Rate (as defined below)) shall be entitled to receive such payments in U.S. Dollars by wire transfer of immediately available funds, but only if appropriate payment instructions have been received in writing by the Paying Agent in The City of New York on or prior to the Record Date relating to the applicable Interest Payment Date. Simultaneously with the election by any Holder to receive payments of principal and any premium, if any, and interest in the Specified Currency (if other than U.S. Dollars), such Holder shall provide appropriate payment instructions to such Paying Agent, and all such payments will be made in immediately available funds to an account maintained by the payee with a bank located outside the United States. Principal and any premium and interest payable at Maturity will be paid in immediately available funds upon surrender of such Note at the office of the Paying Agent in The City of New York or at such other office or agency as the Company may designate.

   B. Initially, The Chase Manhattan Bank (National Association) will be the Paying Agent with respect to the Notes. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent and to appoint additional or other Paying Agents and to approve any change in the office through which any Paying Agent acts, provided that there will at all times be a Paying Agent in The City of New York.

 4. If specified on the face hereof, this Note may be redeemed, as a whole or from time to time in part, at the option of the Company, on not less than 30 nor more than 60 days' notice given as provided in the Indenture, on any Redemption Date(s) and at the related Redemption Price(s) set forth on the face hereof. The Redemption Price(s) are expressed as a percentage of the principal amount of this Note. If no such Redemption Date is set forth on the face hereof, this Note may not be so redeemed pursuant to this Section 4. If less than all the Outstanding Notes of like tenor and terms are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee or the Registrar, if other than the Trustee (initially, The Chase Manhattan Bank (National Association)), not more than 60 days prior to the Redemption Date from the Outstanding Notes of like tenor and terms not previously called for redemption. Such selection shall be of principal amounts equal to the minimum authorized denomination for such Notes or any integral multiple thereof. Subject to the immediately preceding sentence, such selection shall be made by any method as the Trustee or the Registrar, if other than the Trustee, deems fair and appropriate. The notice of such redemption shall specify which Notes are to be redeemed. In the event of redemption of this Note in part only, a new Note or Notes of this series of like tenor and terms for the unredeemed portion hereof will be issued to the Holder hereof upon the cancellation hereof. If specified on the face hereof, the Note will be subject to sinking fund payments.

 5. If specified on the face hereof, this Note will be subject to repayment at the option of the Holder hereof on the Repayment Date(s) and at the related Repayment Price(s) set forth on the face hereof. The Repayment Price(s) are expressed as a percentage of the principal amount of this Note. If no such Repayment Date is set forth on the face hereof, this Note may not be so repaid. On each Repayment Date, if any, this Note shall be repayable in whole or in part at the option of the Holder hereof at the applicable Repayment Price set forth on the face hereof, together with interest thereon to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, the Paying Agent must receive not less than 30 nor more than 45 days prior to the Repayment Date (i) the Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depository, in accordance with its normal procedures, or a commercial bank or trust company in the United States of America setting forth the name of the Holder of the Note, the principal amount of the Note, the certificate number of the Note or a description of the Note to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the attachment to the Note duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option shall be irrevocable. Such option may be exercised by the Holder for less than that entire principal amount provided that the principal amount remaining outstanding after repayment is an authorized denomination.

 6. Unless otherwise provided on the face hereof, the Company, at its option, either (i) will be discharged from its obligations with respect to this Note and (ii) need not comply with certain restrictive covenants of the Indenture, upon the deposit with the Trustee, or, in the case of a discharge, 91 days after such deposit, in trust of money or the equivalent of securities of the government that issued the currency in which this Note is denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund provisions) of, and interest on, and any repurchase obligations with respect to, this Note, and all other notes of the series, on the dates such payments are due in accordance with the terms of such notes. Such discharge of obligations or lifting of restrictive covenants is subject to certain conditions as described in the Indenture.

 7. If the Specified Currency is other than U.S. Dollars, unless the Holder has elected otherwise, payment in respect of this Note shall be made in U.S. Dollars as determined by the Exchange Rate Agent appointed by the Company based on the highest firm bid quotation for U.S. Dollars received by such Exchange Rate Agent at approximately 11:00 a.m. New York City time on the second Business Day preceding the applicable payment date (or if no such rate is quoted on such date the last date on which such rate was quoted), from three recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer for settlement on such payment date of the aggregate amount of the Specified Currency payable on such payment date in respect of all Notes denominated in such Specified Currency and scheduled to receive U.S. dollar payments on such date. All currency exchange costs will be borne by the Holders of such Notes by deductions from such payments.
If no such bid quotations are available, payments will be made in the Specified Currency unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case the Company will be entitled to make payments in respect hereof in U.S. Dollars as provided below. Except as set forth below, if payment on a
Note is required to be made in a Specified Currency other than U.S. Dollars and such currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments due on that due date with respect to such Note shall be made in U.S. Dollars. The amounts so payable on any date in such Specified Currency shall be converted into U.S. Dollars at a rate determined by the Exchange Rate Agent on the basis of the noon buying rate in The City of New York for cable transfers in the Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the date of such payment. In the event such Market Exchange Rate is not then available, the Company will be entitled to make payments in U.S. Dollars
(i) if such Specified Currency is not a composite currency, on the basis of the most recently available Market Exchange Rate for such Specified Currency or
(ii) if such Specified Currency is a composite currency, in an amount determined by the Exchange Rate Agent to be the sum of the results obtained by multiplying the number of units of each component currency of such composite currency, as of the most recent date on which such composite currency was used, by the Market Exchange Rate for such component currency on the second Business Day prior to such payment date (or if such Market Exchange Rate is not then available, by the most recently available Market Exchange Rate for such component currency).
    If payment on a Note is required to be made in ECU and ECU are unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control or are no longer used in the European Monetary System, then all payments due on that due date with respect to such Note shall be made in U.S. Dollars. The amount so payable on any date in ECU shall be converted into U.S. Dollars at a rate determined by the Exchange Rate Agent as of the second Business Day prior to the date on which such payment is due on the following basis.
    The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts which were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. Dollars shall be calculated by aggregating the U.S. Dollar equivalents of the Components.
    The U.S. Dollar equivalent of each of the Components shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for such Component or as otherwise specified by the Company.
    If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall have a value at the time of the division equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

    All determinations referred to above of the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided herein that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding upon the Holders of the Notes and the Trustee, any agent of the Trustee, or the Paying Agent and the Exchange Rate Agent shall have no liability therefor.
    Unless otherwise specified on the face hereof, a Holder of Notes denominated in a foreign currency may elect to receive payment of the principal of, premium, if any, and interest on the Notes in the Specified Currency by transmitting a written request for such payment to the principal office of the Paying Agent in the Borough of Manhattan, The City of New York, on or prior to the Regular Record Date or at least 15 days prior to Maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmissions confirmed in writing promptly thereafter. A Holder of such Note may elect to receive payment in the Specified Currency for all principal, premium, if any, and interest payments, if any, and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to such Paying Agent in the Borough of Manhattan, The City of New York, but written notice of any such revocation must be received by such Paying Agent in the Borough of Manhattan, The City of New York, on or prior to the Regular Record Date or at least 15 days prior to Maturity, as the case may be. Interest on Notes denominated in a foreign currency paid in the Specified Currency will be paid by a check drawn on an account maintained at a bank outside the United States, unless other arrangements have been made.
    Any payment of principal, premium, if any, or interest required to be made on an Interest Payment Date or at Maturity of a Note not denominated in U.S. dollars which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or at Maturity, as the case may be, and no interest shall accrue for the period from and after such Interest Payment Date or Maturity.

 8. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. If the principal of any Original Issue Discount Note is declared to be due and payable or if such a Note is to be redeemed pursuant to Section 4 above, the amount of principal due and payable with respect to such Note shall be limited to the sum of the principal amount of such Note multiplied by the Issue Price (expressed as a percentage of such principal amount) plus the original issue discount accrued from the date of issue to the date of declaration, which accrual shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles) in effect on the date of declaration or redemption, as the case may be. An Original Issue Discount Note is a Note, including any Zero-Coupon Note, which has a stated redemption price at maturity that exceeds its Issue Price by at least 0.25% of its Principal Amount, multiplied by the number of full years from the Original Issue Date to the Maturity Date for such Note and any other Note designated by the Company as issued with original issue discount for United States Federal income tax purposes.

 9. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of the Securities at the time Outstanding of all series to be affected thereby (voting as one class). The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of a series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

10. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

11. The authorized denominations of Registered Notes denominated in U.S. Dollars will be U.S. $1,000 and any larger amount that is an integral multiple of U.S. $1,000. The authorized denominations of Notes denominated in a currency other than U.S. Dollars will be as set forth on the face hereof.

12. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Registered Note is registerable in the Security Register (as defined in the Indenture), upon surrender of such Note for registration of transfer at the office of the Registrar for this series or at the offices of any transfer agent designated by the Company for such purpose. Every Note presented for registration of transfer shall (if so required by the Company, the Trustee or the Registrar) be duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar duly executed by the Holder or its attorney duly authorized in writing, and one or more new Notes of like tenor and terms in registered form, of authorized denominations and for the same aggregate principal amount, will be issued in the name or names of the designated transferee or transferees and delivered at the office of the Registrar in The City of New York, or mailed, at the request, risk and expense of the transferee or transferees, to the address or addresses shown in the Security Register for such transferee or transferees.
    Any transfers of Notes or interests in Notes in different denominations shall in each case be for Notes or interests of like tenor and terms and equal aggregate principal amount.
    Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name a Note is registered as the owner hereof for all purposes, whether or not such Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
    The initial transfer agent is set forth below. The Company reserves the right at any time to vary or terminate the appointment of the Registrar or of any transfer agent and to appoint additional transfer agents and to approve any change in the office through which the Registrar or a transfer agent acts, provided that, so long as any Notes remain outstanding, the Company (i) will maintain in The City of New York a Registrar and (ii) will maintain a transfer agent for the Notes in New York.
    The Company shall not be required (i) to issue, register the transfer of or exchange Notes to be redeemed for a period of 15 days preceding the first publication of the relevant notice of redemption, or if any Notes are outstanding and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of any Note selected for redemption, in whole or in part, except the unredeemed portion of any such Note being redeemed in part.

    No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

13. Global Notes are not exchangeable for one or more Certificated Notes; PROVIDED, HOWEVER, that if at any time the Depository for a Global Note notifies the Company that it is unwilling or unable to continue as Depository for such Global Note or if at any time the Depository for the Notes for this series shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or any other applicable statute or regulation, the Company shall appoint a successor Depository with respect to such Global Note. If a successor Depository for such Global Note is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee or its agent, upon receipt of a Company Request for the authentication and delivery of individual Notes of such series in exchange for such Global Note, will authenticate and deliver individual Notes of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note.
    In addition, the Company may at any time and in its sole discretion determine that the Notes represented by such Global Note shall no longer be represented by such Global Note. In such event the Company will execute, and the Trustee or its agent, upon receipt of a Company Request for the authentication and delivery of individual Notes of this series in exchange in whole or in part for such Global Note, will authenticate and deliver individual Notes of this series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Note or in exchange for such Global Note.

14. Unless otherwise defined herein, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

15. The Indenture and the Notes shall be construed in accordance with and governed by the laws of the State of New York.

                         _____________________________

                  REGISTRAR, PAYING AGENTS AND TRANSFER AGENT

                           REGISTRAR AND PAYING AGENT
                              (subject to change)

                The Chase Manhattan Bank (National Association)
                         One New York Plaza, 14th Floor
                            New York, New York 10081


                         _____________________________

                           OPTION TO ELECT REPAYMENT

       The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion hereof specified below) pursuant to its terms at a price equal to the applicable Repayment Price thereof together with interest to the Repayment Date, to the undersigned

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Please print or typewrite name and address of the undersigned)


       If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the Holder elects to have repaid:
_________________; and specify the denomination or denominations (which shall be in authorized denominations) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):

________________________________________________________________________________
_____________________________________________________.



Date _________________________     Signature____________________________________


                        _____________________________

                                ABBREVIATIONS

       The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


       TEN COM--as tenants in common
       TEN ENT--as tenants by the entirety
       JT TEN--as joint tenants with right of survivorship and not as tenants in common
       UNIF GIFT MIN ACT--......................Custodian for...................
                        (Cust)           (Minor)
                        Under Uniform Gifts  to Minors Act

                        ........................................................
                                 (State)

       Additional abbreviations may also be used though not in the above list.

                         _____________________________

       FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE):

________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE:

________________________________________________________________________________


________________________________________________________________________________


the within Security and all rights thereunder, hereby irrevocably constituting and appointing _______________________________________________________
attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.



Date _________________________    Signature ____________________________________
                                           (Signature must correspond with the
                                           name as written upon the face of the
                                           within instrument in every
                                           particular, without alteration or
                                           enlargement or any change whatever.)